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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 4, 2007



                                Smart SMS Corp.
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             (Exact name of registrant as specified in its charter)


         Florida                      000-31541                  65-0941058
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(State or other jurisdiction        (Commission                 IRS Employer
     of incorporation)              file number)             identification No.)


              11301 Olympic Blvd., Suite 680, Los Angeles, CA 90064
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (310) 445-2599

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

On March 27, 2007, Smart SMS Corp. (the "Company") announced the appointment of Steaphan Weir to Chief Executive Officer. This decision was made in connection with the Company's new business plan.

Weir is presently Partner and CEO of Legend Locations, an exclusive real estate leasing company with more than 4,000 locations secured for the commercial, film, television and print industries that includes many of the most prestigious real estate properties in the greater Los Angeles area. In addition to his work at Legend Locations, Weir expands his entertainment industry repertoire as a producer of feature films and commercial segments as well as launching a premiere film and television catering company.

Prior to his position at Smart SMS, Weir worked as Regional Vice President for Rohm Electronics. Preceding Rohm, he was a Senior Field Agent at Future Electronics where he managed major global accounts. He was also a Sales Associate for Bell Industries. Weir served in the U.S. Navy for six years. He received a degree in engineering from the United States Naval Electronics School and also studied business at the University of California at Santa Barbara.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart SMS Corp.


Date: June 4, 2007                     /s/ Gordon F. Lee
                                       -----------------
                                       Gordon F. Lee, Chairman